Exhibit 4.3

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.5 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]1

CARNIVAL CORPORATION

1.875% Senior Notes Due 2017

$U.S.	No.
CUSIP:
ISIN:

CARNIVAL CORPORATION, a corporation duly organized and existing under the laws of the Republic of Panama (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), and CARNIVAL PLC, a company incorporated and registered under the laws of England and Wales (herein called the “Guarantor,” which term includes any successor corporation under the Indenture hereinafter referred to) for value received, hereby promise to pay to                     , or registered assigns, the principal sum of                     Dollars on December 15, 2017, and to pay interest thereon from December 6, 2012 or from the most recent Interest Payment Date on which interest has been paid or duly provided for, semi-annually on December 15 and June 15 in each year, commencing June 15, 2013, at the rate of 1.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular

[1]	Insert paragraph if a Global Security and DTC is the Depository.

Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or, one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security has the benefit of unconditional guarantees by the Guarantor, as more fully described on the reverse hereof.

Payment of the principal of (and premium, if any, on) and any such Interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in either the City of New York, the State of New York, or the City of St. Paul, the State of Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Carnival Corporation and Carnival plc have caused this Instrument to be signed by, in each case, a duly authorized officer thereof, manually or in facsimile.

Dated:                     , 201__

CARNIVAL CORPORATION

By:
Name:
Title:

CARNIVAL PLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, As Trustee

By:
Authorized Officer

[FORM OF REVERSE SIDE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of December 6, 2012, as amended and supplemented by the Supplemental Indenture (the “Supplemental Indenture”), dated as December 6, 2012 (the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”), each among the Company, the Guarantor and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the tame upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Series designated on the face hereof. The Company may from time to time, without the consent of the Holders of Securities, issue additional securities having the same terms and conditions as the Securities in all respects, except for the original issue date, issue price and the first interest payment date. Any such additional securities will, together with the Securities, constitute a single series of the Securities under the Indenture.

Paying Agent and Registrar

Initially, the Trustee will be the Paying Agent and Registrar with respect to this Security. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Registrar, to appoint additional or other Paying Agents and other Registrars and to approve any change in the office through which any Paying Agent or Registrar acts; provided that there will at all times be a Paying Agent in the City of New York.

Guarantees

Carnival plc irrevocably, unconditionally, and absolutely guarantees, jointly and severally and on a continuing basis, to each Holder of Securities, until final and indefeasible payment of the amounts referred to in clause (i) below have been made: (i) the due and punctual payment of principal of and interest on the Securities at any time outstanding and the due and punctual payment of all other amounts payable, and all other amounts owing, by the Company to the Holders of the Securities under the Indenture and the Securities (including, without limitation, any Additional Amounts which may be owing to any of the Holders of Securities pursuant to the terms of Section 10.5 of the Indenture), in each case when and as the same shall become due and payable, whether at maturity, by acceleration, by redemption or otherwise and all other monetary obligations of the Company thereunder, all in accordance with the terms and provisions thereof and (ii) the punctual and faithful performance, keeping, observance and fulfillment by the Company of all duties, agreements, covenants and obligations of the Company under the Indenture and the Securities.

The Guarantees constitute guarantees of payment, performance and compliance and not merely of collection. The obligation of the Guarantor to make any payments may be satisfied by causing the Company or any other Person to make such payments. Further, the Guarantor agrees to pay any and all costs and expenses (including reasonable attorney’s fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Guarantees.

Additional Amounts

The Company will pay to the Holders such Additional Amounts as may become payable under Section 10.5 of the Indenture (as amended by the Supplemental Indenture).

The Guarantor will pay to the Holders such Guarantor Additional Amounts as may become payable under Section 15.2 of the Indenture (as amended by the Supplemental Indenture).

Optional Redemption

The Securities will be redeemable at any time and from time to time, as a whole or in part, at the option of the Company, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of Securities to be redeemed, at a redemption price equal to the greater of (i) 100% of the principal amount of Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus 20 basis points, plus, in either case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, with respect to the Securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Securities.

“Comparable Treasury Price” means, with respect to any redemption date for the Securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four of such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by the Company.

“Reference Treasury Dealer” means each of Goldman, Sachs & Co., J.P. Morgan Securities LLC, RBS Securities Inc. and UBS Securities LLC (each, a “Primary Treasury Dealer”) as selected by the Company, and their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the Securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering or Change of Control, issuance of indebtedness or other transaction or event. Notice of any redemption in respect thereof will be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied. The Company may provide in such notice that payment of the redemption price and the performance of its obligations with respect to such redemption may be performed by another person.

On and after the redemption date, interest will cease to accrue on the Securities or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price. On or before the redemption date, the Company shall deposit with a paying agent, or the Trustee, money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on such date. If the Company elects to redeem less than all of the Securities, then the Trustee will select the particular Securities to be redeemed by such method as the Trustee deems fair and appropriate. To the extent consistent with the terms set forth above, the redemption provisions set forth in Article XI of the Indenture shall apply to any such optional redemption.

Optional Redemption upon Obligation to pay Additional Amounts

The Securities are redeemable in accordance with Section 11.8 of the Indenture (as amended by the Supplemental Indenture).

Repurchase at Option of Holder

Upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase, as set forth in Section 214 of the Supplemental Indenture.

Additional Covenants

The Base Indenture and the Supplemental Indenture contain certain covenants for the benefit of Holders of the Securities that, among other things, limit the ability of the Company and Guarantor to create liens and to consolidate, merge or sell all or substantially all of their assets. The limitations are subject to a number of important qualifications and exceptions set forth in the Base Indenture and the Supplemental Indenture.

Acceleration

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a Majority in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of (and premium, if any, on) and interest on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

Transfer

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any, on) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of different authorized denominations as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Definitions

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

THIS SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Requests for Copies of the Indenture

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to Carnival Corporation, 3655 N.W. 87th Avenue, Miami Florida 33178-2428, Attention Investor Relations.

OPTION TO ELECT REPAYMENT

If you want to elect to have this Security repaid by the Company pursuant to Section 214 of the Supplemental Indenture upon a Change of Control Triggering Event, check the following box: ☐

If you want to elect to have only part of this Security repaid by the Company pursuant to Section 214 of the Supplemental Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof): $

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY2

The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive security, or exchanges of a part of another Global Security or definitive security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or custodian

[2]	This schedule should be included only if the Security is a Global Security.

ASSIGNMENT FORM

For each Security fill in the form below:
Assign and transfer this Security to

(Transferee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

I irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)